INDEPENDENT AUDITORS' CONSENT

We consent to the use in Registration Statement No. 333-76896 of MuniYield Michigan Fund, Inc. (the "Fund") on Form N-14 of our report dated December 7, 2001 appearing in the October 31, 2001 Annual Report of the Fund, and to the references to us under the caption "COMPARISON OF THE FUNDS - Financial Highlights - MuniYield Michigan" and "EXPERTS" appearing in the Joint Proxy Statement and Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
February 28, 2002